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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd.

Seminole, Florida 33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230,425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications persuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 4, 2012 at which directors were elected for the subsequent year and our selection of Grant Thornton LLP, registered public accountants, as auditors for the Company's financial statements for the year ending December 31, 2012 was ratified. Of the 6,028,480 shares outstanding and entitled to vote at the meeting, 5,868,463 shares were present at the meeting, in person or by proxy.

The following table shows the voting results for each director elected at the meeting:

Nominee	For	Against	Abstain
Gerald M. Benstock	4,420,976	641,900	1,200
Michael Benstock	5,039,854	23,022	1,200
Alan D. Schwartz	5,039,594	23,282	1,200
Sidney Kirschner	5,024,278	38,598	1,200
Robin Hensley	5,042,456	20,420	1,200
Paul Mellini	4,412,545	650,331	1,200
Kenenth Hooten	5,051,481	11,395	1,200

The tabulation of votes for the election of directors resulted in 804,637 broker non-votes.

The following table shows the voting results for ratification of Grant Thornton LLP as auditors for 2012:

For	Against	Abstain
5,862,164	4,999	1,300

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By: /s/ Andrew D. Demott, Jr.

Andrew D. Demott, Jr.

Executive Vice President, Chief Financial Officer

and Treasurer

Date: May 7, 2012